UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

EDISON INTERNATIONAL

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-9936	95-4137452
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue

(P.O. Box 800)

Rosemead, California 91770

(Address of principal executive offices, including zip code)

626-302-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibit include forward-looking statements. Edison International based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and its subsidiaries. Edison International has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

Members of Edison International management will use the presentation attached hereto as Exhibit 99.1 in meetings with institutional investors and analysts during November and December 2008. This presentation will also be posted on Edison International’s web site as a reference on business performance and strategies for investors.

The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL (Registrant)

/s/ Linda G. Sullivan
Linda G. Sullivan Vice President and Controller

Date: November 10, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Edison International November 2008 Business Update Handout